                                                          Exhibit No. EX-99.e.1

                             UNDERWRITING AGREEMENT

     THIS  AGREEMENT  is made  as of July 1,  2005,  by and  between  MGI  Funds
Distributors,  Inc., a  Massachusetts  corporation  ("MFDI"),  and MGI Funds,  a
Delaware statutory trust (the "Fund").

                              W I T N E S S E T H:

     WHEREAS,  the  Fund is  registered  as an  open-end  management  investment company under the  Investment  Company Act of 1940, as amended (the "1940 Act"), and is currently  offering  shares of  beneficial  interest  (such shares of all
series  are  hereinafter  called  the  "Shares"),   representing   interests  in
investment   portfolios  of  the  Fund  identified  on  Exhibit  A  hereto  (the
"Portfolios")  which are registered with the Securities and Exchange  Commission
(the "SEC")  pursuant  to the Fund's  Registration  Statement  on Form N-1A (the
"Registration Statement"); and

     WHEREAS,  the Fund  wishes to retain MFDI to serve as  distributor  for the
Portfolios  to  provide  for the  sale and  distribution  of the  Shares  of the
Portfolios  identified on Exhibit A and for such additional classes or series as the Fund may issue, and MFDI wishes to furnish such services.

     NOW,  THEREFORE,  in  consideration  of the premises  and mutual  covenants herein contained,  and intending to be legally bound hereby,  the parties hereto agree as follows:

1.   Definitions. As used in this Agreement:

     (a)  "1933 Act" means the Securities Act of 1933, as amended.

     (b)  "1934 Act" means the Securities Exchange Act of 1934, as amended.

     (c)  "Authorized Person" means any officer of the Fund and any other person duly  authorized  by  the  Fund's  Board  of  Trustees  to  give  Oral
          Instructions  and  Written  Instructions  on behalf  of the  Fund.  An
          Authorized Person's scope of authority may be limited by setting forth such limitations in a written document signed by both parties hereto.

     (d)  "NASD" means the National Association of Securities Dealers, Inc.

     (e)  "Oral  Instructions"  mean oral instructions  received by MFDI from an
          Authorized Person or from a person  reasonably  believed by MFDI to be an  Authorized  Person.  MFDI  may,  in its  sole  discretion  in each separate  instance,  consider and rely upon  instructions  it receives from an Authorized Person via electronic mail as Oral Instructions.

     (f)  "Registration  Statement"  means any  Registration  Statement  and any
          Prospectus and any Statement of Additional Information relating to the
          Fund filed with the SEC and any amendments or  supplements  thereto at any time filed with the SEC.

     (g)  "Securities Laws" mean the 1933 Act, the 1934 Act, and the 1940 Act.

     (h)  "Written  Instructions"  mean (i)  written  instructions  signed by an
          Authorized  Person and  received by MFDI,  or (ii) trade  instructions
          transmitted   (and  received  by  MFDI)  by  means  of  an  electronic
          transaction  reporting  system,  access  to  which  requires  use of a password or other authorized identifier.  The Written Instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

     (i)  Appointment. The Fund hereby appoints MFDI to serve as the distributor of the Fund's  Shares in  accordance  with the terms set forth in this
          Agreement.  MFDI accepts such  appointment  and agrees to furnish such services.  MFDI agrees not to engage in any  business  activity  other than as the principal  underwriter  for the Fund,  unless the Fund has otherwise agreed in writing to such activity.  Nothing herein shall be intended to prevent MFDI's affiliated  persons (as defined in the 1940
          Act) from engaging in other business activities.

2.   Compliance with Rules and Regulations.

     (a)  MFDI  undertakes  to comply with all  applicable  requirements  of the
          Securities  Laws and any laws,  rules and  regulations of governmental authorities  having  jurisdiction  with  respect  to the  duties to be performed by MFDI hereunder.  Except as specifically set forth herein,
          MFDI assumes no responsibility  for such compliance by the Fund or any other entity.

     (b)  MFDI undertakes to furnish the Fund with properly  certified copies of all  compliance  policies  and  procedures  of  MFDI  relating  to its distribution  responsibilities  under this  Agreement  which have been prepared in accordance with Rule 38a-1 under the 1940 Act, in order to permit the Board of Trustees of the Fund to meet its obligations under
          Rule 38a-1 under the 1940 Act.  Furthermore,  MFDI will cooperate with the Fund in connection with the review by the Fund's Chief  Compliance
          Officer  of MFDI's  distribution  operations  in  connection  with the preparation  of the yearly  written report to the Board of Trustees of the Fund  contemplated  by Rule  38a-1(a)(4)(iii)  under the 1940 Act.
          MFDI will promptly  furnish the Fund with copies of all  amendments to the foregoing compliance policies and procedures.

3.   Instructions.

     (a)  Unless otherwise provided in this Agreement,  MFDI shall act only upon
          Oral Instructions or Written Instructions.

     (b)  MFDI shall be  entitled to rely upon any Oral  Instruction  or Written
          Instruction  it receives from an  Authorized  Person (or from a person reasonably  believed by MFDI to be an Authorized  Person)  pursuant to this Agreement.  MFDI may assume that any Oral  Instruction or Written
          Instruction received hereunder is not in any way inconsistent with the provisions  of  organizational  documents or this  Agreement or of any vote,  resolution  or proceeding of the Fund's Board of Trustees or of the  Fund's  shareholders,  unless  and until  MFDI  receives  Written
          Instructions to the contrary.

     (c)  The Fund  agrees to forward to MFDI  Written  Instructions  confirming
          Oral  Instructions  (except where such Oral  Instructions are given by
          MFDI or its affiliates) so that MFDI receives the Written Instructions by the close of business  on the same day that such Oral  Instructions are received.  The fact that such confirming Written  Instructions are not received by MFDI or differ from the Oral Instructions  shall in no way invalidate the transactions or  enforceability of the transactions authorized  by the Oral  Instructions  or MFDI's  ability to rely upon
          such  Oral   Instructions.   Where   Oral   Instructions   or  Written
          Instructions   reasonably   appear  to  have  been  received  from  an
          Authorized Person, MFDI shall incur no liability to the Fund in acting upon such Oral  Instructions  or Written  Instructions,  provided that
          MFDI's actions comply with the other provisions of this Agreement.

4.   Right to Receive Advice.

     (a)  Advice of the Fund.  If MFDI is in doubt as to any action it should or should not take, MFDI may request directions or advice, including Oral
          Instructions or Written Instructions, from the Fund.

     (b)  Advice of Counsel. If MFDI shall be in doubt as to any question of law pertaining  to any  action  it should  or  should  not take,  MFDI may request  advice from counsel of its own  choosing  (who may be counsel for the Fund, the Fund's investment  advisor or MFDI, at the option of
          MFDI).

     (c)  Conflicting  Advice. In the event of a conflict between  directions or advice or Oral Instructions or Written Instructions MFDI receives from the Fund, and the advice it receives from counsel,  MFDI may rely upon and follow the advice of counsel.  In any such case, MFDI will use its reasonable  efforts to contact  the Fund  prior to or  promptly  after taking any actions inconsistent with Instructions  previously received from the Fund.

     (d)  Protection of MFDI.  MFDI shall be protected in any action it takes or
          does  not  take  in  reliance  upon   directions  or  advice  or  Oral
          Instructions or Written Instructions it receives from the Fund or from counsel and which MFDI believes,  in good faith, to be consistent with
          those   directions   or  advice  or  Oral   Instructions   or  Written
          Instructions.  Nothing in this  section  shall be  construed  so as to impose an obligation  upon MFDI (i) to seek such  directions or advice or  Oral  Instructions  or  Written  Instructions,  or  (ii) to act in
          accordance  with such  directions  or advice or Oral  Instructions  or
          Written  Instructions  unless,  under the terms of other provisions of this Agreement, the same is a condition of MFDI properly taking or not taking such action.

5.   Records; Visits. The books and records pertaining to the Fund, which are in the  possession or under the control of MFDI,  shall be the property of the
     Fund.  Such books and records shall be prepared and  maintained as required
     by  the  1940  Act  and  other   applicable   securities  laws,  rules  and
     regulations.  The Fund and  Authorized  Persons  shall have  access to such books and records at all times during MFDI's normal  business  hours.  Upon the  reasonable  request of the Fund,  copies of any such books and records shall be provided by MFDI to the Fund or to an  Authorized  Person,  at the
     Fund's expense.

6.   Confidentiality.

     (a)  Each party shall keep  confidential  any  information  relating to the other  party's  business  ("Confidential  Information").  Confidential
          Information  shall  include  (a)  any  data  or  information  that  is competitively  sensitive  material,  and not  generally  known  to the public,  including,  but not limited  to,  information  about  product
          plans,   marketing   strategies,    finances,   operations,   customer
          relationships,  customer  profiles,  customer lists,  sales estimates, business plans, and internal performance results relating to the past, present  or  future  business  activities  of the Fund or MFDI,  their respective  subsidiaries and affiliated companies;  (b) any scientific or technical  information,  design,  process,  procedure,  formula, or improvement that is commercially valuable and secret in the sense that its confidentiality  affords the Fund or MFDI a competitive  advantage over its competitors;  (c) all  confidential or proprietary  concepts,
          documentation,  reports,  data,  specifications,   computer  software,
          source  code,  object  code,  flow  charts,   databases,   inventions,
          know-how,   and  trade   secrets,   whether  or  not   patentable   or
          copyrightable;   and  (d)   anything   designated   as   confidential.
          Notwithstanding  the foregoing,  information shall not be Confidential
          Information   and  shall  not  be  subject  to  such   confidentiality
          obligations if it: (a) is already known to the receiving  party at the time it is  obtained;  (b) is or becomes  publicly  known or available through no wrongful  act of the  receiving  party;  (c) is  rightfully received from a third party who, to the best of the receiving  party's knowledge, is not under a duty of confidentiality;  (d) is released by the  protected  party to a third  party  without  restriction;  (e) is requested or required to be disclosed by the receiving  party pursuant to a court order, subpoena,  governmental or regulatory agency request or law  (provided  the  receiving  party will  provide the other party written  notice of the same,  to the extent such notice is  permitted, and upon request,  will to the extent reasonable,  coordinate any such production with the Fund and the Fund's  counsel);  (f) is relevant to the  defense  of any claim or cause of  action  asserted  against  the receiving  party; (g) release of such information by MFDI is necessary or desirable in connection  with the provision of services  under this
          Agreement;  or (h) has been or is independently  developed or obtained by the receiving party.

     (b)  Notwithstanding  any  provision  herein to the  contrary,  each  party hereto  agrees that any  Nonpublic  Personal  Information,  as defined
          under  Section   248.3(t)  of  Regulation  S-P   ("Regulation   S-P"),
          promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific  purpose of permitting the other party to perform the services set forth in this Agreement.  Each party agrees  that,  with respect to such  information,  it will comply with
          Regulation S-P and the Act and that it will not disclose any Nonpublic
          Personal Information received in connection with this Agreement to any other  party,  except  to the  extent  as  necessary  to carry out the services  set forth in this  Agreement  or as  otherwise  permitted by
          Regulation S-P or the Act.

     (c)  The parties  acknowledge that there will be instances where each party will have in its possession the same  Nonpublic  Information  that was obtained outside of the relationship contemplated under this Agreement that is the same Nonpublic  Information  that is obtained  pursuant to this Agreement  ("Non-Proprietary Customer Information").  The parties agree that disclosure of Non-Proprietary Customer Information shall be subject to the policies and procedures of the  respective  parties and the  provisions  provided  of  this  Section  7  shall  not  apply  to
          Non-Proprietary Customer Information.

7.   Compensation.

     (a)  As compensation for services  rendered by MFDI during the term of this
          Agreement,  the Fund or the Fund's investment  advisor,  Mercer Global
          Investments,  Inc.  ("MGI"),  will pay to MFDI a fee or fees as may be agreed  to from time to time in  writing  by the Fund or MGI and MFDI.
          The Fund  acknowledges  that MFDI may receive  float  benefits  and/or investment  earnings in connection with  maintaining  certain accounts required to provide services under this Agreement.

     (b)  The  undersigned  hereby  represents and warrants to MFDI that (i) the terms of this  Agreement;  (ii) the fees and expenses  associated with this Agreement;  and (iii) any benefits accruing to MFDI or sponsor to the Fund in connection with this Agreement,  including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing  payments or periodic  payments  made or to be made by MFDI to such adviser or sponsor or any  affiliate of the Fund relating to this
          Agreement  have been fully  disclosed  to the Board of Trustees of the
          Fund and that, if required by  applicable  law, such Board of Trustees has  approved or will  approve the terms of this  Agreement,  any such fees and expenses, and any such benefits.

8.   Indemnification.

     (a)  The Fund agrees to indemnify and hold harmless MFDI and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities
          (including,   without  limitation,   reasonable  attorneys'  fees  and
          disbursements  and  liabilities  arising under the Securities Laws and any state and foreign  securities and blue sky laws) arising  directly or  indirectly  from any action or omission to act which MFDI takes in reliance upon Oral or Written  Instructions  received from the Fund or which MFDI is required or  expressly  allowed to take or refrain  from taking in accordance  with the provisions of this  Agreement.  Neither
          MFDI,  nor any of its  affiliates,  shall be  indemnified  against any liability (or any expenses  incident to such liability) caused by MFDI or its affiliates' own willful misfeasance,  bad faith,  negligence or reckless disregard of its duties and obligations under this Agreement.
          MFDI  shall  not make any claim for any  amounts  payable  by the Fund hereunder  except  against  the  relevant  Portfolio's  assets and not against the assets of any other investment Portfolio of the Fund.

     (b)  The Fund agrees to indemnify  and hold  harmless  MFDI,  its officers, directors,  and employees, and any person who controls MFDI within the meaning of Section 15 of the 1933 Act,  free and harmless (a) from and against  any and all claims,  costs,  expenses  (including  reasonable attorneys' fees) losses, damages, charges, payments and liabilities of any sort or kind which MFDI, its officers, directors, employees or any such controlling  person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon: (i)
          any untrue statement,  or alleged untrue statement, of a material fact contained in the Fund's Registration Statement,  Prospectus, Statement
          of Additional  Information,  or sales literature (including amendments and supplements  thereto),  or (ii) any omission, or alleged omission, to  state  a  material  fact  required  to be  stated  in  the  Fund's
          Registration   Statement,    Prospectus,   Statement   of   Additional
          Information or sales literature  (including  amendments or supplements thereto),  necessary to make the  statements  therein not  misleading;
          provided,   however,   that  insofar  as  losses,   claims,   damages,
          liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue  statement or omission made in reliance on and in conformity with  information  furnished to the Fund by MFDI or its affiliated  persons for use in the Fund's  Registration
          Statement, Prospectus, or Statement of Additional Information or sales
          literature  (including   amendments  or  supplements  thereto),   such
          indemnification  is not  applicable,  and (b) from and against any and all such claims,  demands,  liabilities  and expenses  (including such costs and  reasonable  counsel  fees)  which  MFDI,  it  officers  and directors,  or such controlling  person,  may incur in connection with this  Agreement or MFDI's  performance  hereunder  (but excluding such claims,  demands,  liabilities and expenses  (including such costs and reasonable  counsel  fees)  arising  out of or based  upon any  untrue statement,  or alleged untrue statement,  of a material fact contained in any  Registration  Statement or any Prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required  to be stated in either  any  Registration  Statement  or any
          Prospectus or necessary to make the  statements in either  thereof not misleading),  unless such claims,  demands,  liabilities  and expenses
          (including such costs and reasonable  counsel fees) arise by reason of
          MFDI's willful misfeasance, bad faith or negligence in the performance of MFDI's duties  hereunder.  The Fund acknowledges and agrees that in the event that MFDI,  at the request of the Fund,  is required to give indemnification  comparable to that set forth in this paragraph to any broker-dealer  selling Shares of the Fund or servicing agent servicing the shareholders of the Fund and such broker-dealer or servicing agent shall make a claim for indemnification against MFDI, MFDI shall make a similar claim for indemnification against the Fund.

     (c)  MFDI  agrees to  indemnify  and hold  harmless  the Fund,  its several officers  and  trustees  and  each  person,  if any,  who  controls  a
          Portfolio within the meaning of Section 15 of the 1933 Act against any and all  claims,  costs,  expenses  (including  reasonable  attorneys'
          fees), losses, damages,  charges, payments and liabilities of any sort or kind which the Fund, its officers, trustees or any such controlling person  may  incur  under the 1933 Act,  under any other  statute,  at common law or otherwise,  to the extent that such liability or expense incurred by the Fund,  its  officers or trustees,  or any  controlling person,  resulting  from such  claims or  demands,  arose out of:  (i)
          MFDI's  failure to adhere to its  obligations  under  this  Agreement, including any actions taken by MFDI without appropriate  authorization by the Fund; or (ii) the acquisition of any Shares by any person which may be based upon any untrue  statement,  or alleged untrue statement, of a material  fact  contained in the Fund's  Registration  Statement,
          Prospectus   or  Statement  of   Additional   Information   (including
          amendments  and  supplements  thereto),  or any  omission,  or alleged omission,  to state a material fact  required to be stated  therein or necessary  to make the  statements  therein  not  misleading,  if such statement or omission was made in reliance upon information  furnished or confirmed in writing to the Fund by MFDI or its affiliated  persons
          (as defined in the 1940 Act). The foregoing rights of  indemnification shall be in addition to any other rights to which the Fund or any such person shall be entitled to as a matter of law.

     (d)  In any case in which one party hereto (the  "Indemnifying  Party") may be asked to indemnify or hold the other party hereto (the "Indemnified
          Party")  harmless,  the Indemnified Party will notify the Indemnifying
          Party  promptly  after  identifying  any  situation  which it believes presents or appears likely to present a claim for  indemnification (an
          "Indemnification  Claim") against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified  Party, and shall keep the  Indemnifying  Party  advised  with  respect to all developments  concerning such situation.  The Indemnifying Party shall
          have  the  option  to  defend  the   Indemnified   Party  against  any
          Indemnification   Claim   which   may   be   the   subject   of   this
          indemnification,  and,  in the event  that the  Indemnifying  Party so elects,  such  defense  shall be  conducted  by counsel  chosen by the
          Indemnifying  Party and  satisfactory  to the Indemnified  Party,  and thereupon the  Indemnifying  Party shall take over complete defense of the  Indemnification  Claim and the Indemnified Party shall sustain no further  legal or other  expenses  in respect of such  Indemnification
          Claim.  In the event  that the  Indemnifying  Party  does not elect to assume the defense of any such suit, or in case the Indemnified  Party reasonably  does not  approve  of counsel  chosen by the  Indemnifying
          Party,  or in  case  there  is a  conflict  of  interest  between  the
          Indemnifying  Party or the Indemnified  Party, the Indemnifying  Party
          will reimburse the Indemnified  Party for the fees and expenses of any counsel retained by the Indemnified Party. The Fund agrees promptly to notify  MFDI of the  commencement  of any  litigation  or  proceedings against the Fund or any of its  officers or  directors  in  connection with the issue and sale of any Shares.  The Indemnified Party will not confess any  Indemnification  Claim or make any compromise in any case
          in  which   the   Indemnifying   Party   will  be  asked  to   provide
          indemnification,  except with the  Indemnifying  Party's prior written consent.

9.   Responsibility of MFDI.

     (a)  MFDI shall be under no duty to take any action  hereunder on behalf of the  Fund  except  as  specifically  set  forth  herein  or as  may be specifically  agreed  to by MFDI and the Fund in a  written  amendment hereto.  MFDI shall be obligated to exercise care and diligence in the performance  of its  duties  hereunder  and to act in  good  faith  in performing  services provided for under this Agreement.  MFDI shall be liable only for any damages  arising out of MFDI's  failure to perform its duties under this  Agreement to the extent such damages  arise out of MFDI's  willful  misfeasance,  bad faith,  negligence  or  reckless disregard of such duties.

     (b)  Without  limiting  the  generality  of the  foregoing  or of any other provision of this  Agreement,  (i) MFDI shall not be liable for losses beyond its control, including, without limitation, delays or errors or loss of data  occurring  by  reason  of  circumstances  beyond  MFDI's control,  provided that MFDI has acted in accordance with the standard set forth in Section 10(a) above, and (ii) MFDI shall not be under any duty or  obligation  to  inquire  into and shall not be liable for the validity  or  invalidity  or  authority  or lack  thereof  of any Oral
          Instruction or Written  Instruction,  notice or other instrument which conforms to the applicable  requirements of this Agreement,  and which
          MFDI reasonably believes to be genuine.

     (c)  Notwithstanding  anything in this  Agreement to the contrary,  neither
          MFDI nor its  affiliates,  nor the  Fund,  the  Portfolios  and  their affiliates, shall be liable for any consequential, special or indirect losses or  damages,  whether or not the  likelihood  of such losses or damages was known by MFDI, its affiliates, the Fund, the Portfolios or their affiliates.

     (d)  Each party shall have a duty to  mitigate  damages for which the other party may become responsible.

     (e)  The  provisions of this Section 10 shall survive  termination  of this
          Agreement.

10.  Duties and Obligations of the Fund.

     (a)  The Fund  represents  to MFDI  that all  Registration  Statements  and
          Prospectuses  filed by the Fund  with the SEC  under the 1933 Act with respect  to the  Shares  have been  prepared  in  conformity  with the requirements  of the 1933 Act and the rules and regulations of the SEC thereunder.  Except as to  information  included  in the  Registration
          Statement in reliance upon information provided to the Fund by MFDI or any affiliate of MFDI expressly for use in the Registration Statement, the  Fund  represents  and  warrants  to MFDI  that  any  Registration
          Statement,  when such Registration  Statement becomes effective,  will contain  statements  required to be stated therein in conformity  with the 1933  Act and the  rules  and  regulations  of the  SEC;  that all statements of fact contained in any such  Registration  Statement will
          be  true  and  correct  when  such   Registration   Statement  becomes
          effective;  and that no Registration  Statement when such Registration
          Statement  becomes  effective  will  include an untrue  statement of a material  fact or omit to state a material  fact required to be stated
          therein or necessary to make the statements  therein not misleading to a purchaser  of the  Shares.  MFDI may but shall not be  obligated  to propose  from  time  to  time  such  amendment  or  amendments  to any
          Registration  Statement  and such  supplement  or  supplements  to any
          Prospectus  as,  in the  light of  future  developments,  may,  in the reasonable opinion of MFDI's counsel, be necessary or advisable.  MFDI shall  promptly  notify  the  Fund of any  advice  given  to it by its counsel  regarding  the  necessity  or  advisability  of  amending  or supplementing  such  Registration  Statement.  If the Fund  shall  not propose such amendment or amendments  and/or supplement or supplements within  fifteen  days after  receipt by the Fund of a written  request from MFDI to do so, and if within such fifteen-day period MFDI and the
          Fund  are  unable  to  reach  agreement  as to the  necessity  of such amendments  or  supplement,  MFDI may, at its option,  terminate  this
          Agreement  (upon sixty days'  notice to the Fund).  The Fund shall not file any amendment to any Registration  Statement or supplement to any
          Prospectus  without giving MDFI reasonable  notice thereof in advance;
          provided,  however,  that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such  amendments to any Registration  Statements and/or supplements to any Prospectus,  of whatever character,  as the Fund may deem advisable,  such right being in all respects absolute and  unconditional.  The Fund authorizes MFDI to use any  Prospectus or Statement of Additional  Information  in the
          form  furnished  from time to time in connection  with the sale of the
          Shares.

     (b)  The  Fund  represents  and  warrants  to  MFDI  that  the  Fund  is an investment  company  registered under the 1940 Act and the Shares sold by each Portfolio are, and will be, registered under the 1933 Act.

     (c)  The net asset value of the Shares  shall be  determined  in the manner provided in the then current  Prospectus  and  Statement of Additional
          Information  relating to the  Shares,  and when  determined,  shall be applicable to all transactions as provided in the Prospectus.  The net asset  value  of the  Shares  shall  be  calculated  by the Fund or by another  entity  on behalf of the  Fund.  MFDI  shall  have no duty to inquire  into,  or liability  for, the accuracy of the net asset value per Share as calculated.

     (d)  Whenever in its judgment  such action is warranted by unusual  market, economic or  political  conditions  or abnormal  circumstances  of any kind, the Fund may decline to accept any orders for, or make any sales of, the  Shares  until  such time as the Fund  deems it  advisable  to accept such orders and to make such sales,  and the Fund  advises MFDI promptly of such determination.

     (e)  The Fund  agrees to execute any and all  documents  and to furnish any and all  information  and  otherwise  to take all actions  that may be reasonably  necessary  in  connection  with the  qualification  of the
          Shares for sale in such states as MFDI may  designate.  The Fund shall notify  MFDI in  writing of the states in which the Shares may be sold and shall  notify  MFDI in writing of any  changes to the  information contained in the previous notification.

11.  Duties and Obligations of MFDI.

     (a)  MFDI will act on behalf of the Fund for the distribution of the Shares covered by the  Registration  Statement under the 1933 Act and provide
          the  distribution   services  outlined  below  and  as  follows:   (i)
          preparation  and  execution  of sales or  servicing  agreements;  (ii)
          preparation of quarterly  12b-1 Reports to the Board of Trustees;  and
          (iii) literature review, recommendations and submission to the NASD.

     (b)  MFDI  agrees to use  efforts  deemed  appropriate  by MFDI to  solicit orders for the sale of the Shares and will undertake such  advertising and  promotion  as it  believes  reasonable  in  connection  with such solicitation.  To the extent  that MFDI  receives  fees under any plan adopted by the Fund  pursuant to Rule 12b-1  under the 1940 Act,  MFDI agrees to furnish and/or enter into  arrangements  with others for the furnishing  of marketing or sales  services with respect to the Shares as may be  required  pursuant  to such plan.  To the extent  that MFDI receives shareholder services fees under any shareholder services plan adopted  by the  Fund,  MFDI  agrees  to  furnish  and/or  enter  into arrangements  with  others  for the  furnishing  of,  personal  and/or account maintenance services with respect to the relevant shareholders of  the  Fund  as  may  be  required  pursuant  to  such  plan.  It is contemplated  that MFDI will enter into sales or servicing  agreements with securities  dealers,  financial  institutions  and other industry professionals,  such as investment  advisers,  accountants  and estate planning  firms.  MFDI will  require  each dealer with whom MFDI has a selling  agreement  to conform  to the  applicable  provisions  of the
          Prospectus,  with respect to the public  offering price of the Shares, and MFDI shall not cause the Fund to withhold  the placing of purchase orders so as to make a profit thereby.

     (c)  MFDI shall not utilize any  materials in  connection  with the sale or offering  of Shares  except the Fund's  Prospectus  and  Statement  of
          Additional  Information  and such  other  materials  as the Fund shall provide or approve.  The Fund agrees to furnish  MFDI with  sufficient copies  of any and all:  agreements,  plans,  communications  with the public or other  materials which the Fund intends to use in connection any sales of Shares,  in adequate time for MFDI to file and clear such materials with the proper authorities before they are put in use. MFDI and the Fund may  agree  that  any such  material  does not need to be filed subsequent to distribution.  In addition, the Fund agrees not to use any such  materials  until  so  filed  and  cleared  for  use,  if required, by appropriate authorities as well as by MFDI.

     (d)  MFDI  will  transmit  any  orders  received  by  it  for  purchase  or redemption of the Shares to the transfer agent for the Fund. MFDI will have no liability for payment for the purchase of Shares sold pursuant to this  Agreement or with respect to  redemptions  or  repurchases of
          Shares.

     (e)  No Shares shall be offered by either MFDI or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of
          Shares  hereunder  shall  be  accepted  by the  Fund if and so long as effectiveness  of the  Registration  Statement  then in  effect or any necessary  amendments  thereto  shall be  suspended  under  any of the provisions of the 1933 Act, or if and so long as a current  Prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the
          SEC; provided, however, that nothing contained in this paragraph shall in any way  restrict or have any  application  to or bearing  upon the
          Fund's  obligation  to redeem  Shares  tendered for  redemption by any
          shareholder   in  accordance   with  the   provisions  of  the  Fund's
          Registration  Statement,   Agreement  and  Declaration  of  Trust,  or
          By-Laws.

12.  Duration and Termination. This Agreement shall become effective on the date first written above and, unless sooner terminated as provided herein, shall continue for an initial  two-year term and thereafter  shall be renewed for successive  one-year  terms,  provided  such  continuance  is  specifically approved at least annually by (i) the Fund's Board of Trustees,  or (ii) by a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder)
     of the outstanding  voting securities of the Fund,  provided that in either event,  the  continuance is also approved by a majority of the trustees who are not parties to this  Agreement and who are not  interested  persons (as defined  in the 1940 Act) of any party to this  Agreement,  by vote cast in person at a meeting called for the purpose of voting on such approval. This
     Agreement is terminable  without  penalty,  on at least sixty days' written notice, by the Fund's Board of Trustees,  by vote of a majority (as defined in the  1940 Act and  Rule  18f-2  thereunder)  of the  outstanding  voting securities  of the Fund, or by MFDI.  This  Agreement  also will  terminate automatically  in the event of its  assignment  (as defined in the 1940 Act and  the  rules  thereunder).  In  the  event  the  Fund  gives  notice  of
     termination,   all  reasonable   expenses   associated  with  movement  (or
     duplication) of records and materials and conversion thereof to a successor underwriter,  transfer agent or other service provider,  and all reasonable trailing expenses incurred by MFDI, will be borne by the Fund. In the event that MFDI gives notice of termination,  unless such termination is preceded by the Fund's material breach of this  Agreement,  all reasonable  expenses associated  with  movement (or  duplication)  of records and  materials and conversion  thereof to a successor  distributor(s)  (and any other  service provider(s)),  and all reasonable  trailing expenses incurred by MFDI, will be borne by MFDI.  In the event of  termination,  MFDI  agrees that it will cooperate  to permit the smooth  transition  of  services  and to  minimize disruption to the Fund and its shareholders.

13.  Notices.  Notices  shall  be  addressed  (a) if to  MFDI,  at 301  Bellevue
     Parkway,  Wilmington,  Delaware 19809, Attention:  President (or such other address  as MFDI may inform the Fund in  writing);  (b) if to the Fund,  at
     Investors Way, Norwood,  Massachusetts  02062,  Attention:  Chief Operating
     Officer,  with a copy to David M. Goldenberg,  Esq., Chief Counsel,  Mercer
     Global Investments,  Inc., 1166 Avenue of the Americas,  New York, New York
     10036;  or (c) if to neither  of the  foregoing,  at such other  address as shall  have been given by like  notice to the sender of any such  notice or other  communication  by the other party.  If notice is sent by  confirming telegram,  cable,  telex or facsimile sending device, it shall be deemed to have been given  immediately.  If notice is sent by  first-class  mail,  it shall be deemed to have been given three days after it has been mailed.  If notice is sent by  messenger,  it shall be deemed to have been given on the day it is delivered.

14.  Amendments.  This Agreement,  or any term thereof, may be changed or waived only by a written  amendment,  signed by the party against whom enforcement of such change or waiver is sought.

15.  Non-Solicitation. During the term of this Agreement and for a period of one year afterward, the Fund shall not recruit, or solicit, for the Fund or any other  person,  any of MFDI's  employees.  This  provision  is not meant to prevent an employee of MFDI from  contacting  the Fund or any other  person related to the Fund regarding a potential position.

16.  Counterparts.  This Agreement may be executed in two or more  counterparts, each of which shall be deemed an original,  but all of which together shall constitute one and the same instrument.

17.  Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

18.  Miscellaneous.

     (a)  Entire  Agreement.  This Agreement  embodies the entire  agreement and understanding  between the parties and supersedes all prior agreements and  understandings  relating to the subject matter  hereof,  provided that the parties may embody in one or more  separate  documents  their agreement, if any, with respect to delegated duties.

     (b)  No  Changes  that  Materially  Affect   Obligations.   Notwithstanding
          anything in this  Agreement  to the  contrary,  the Fund agrees not to make any  modifications  to the  Registration  Statement  or adopt any
          policies   which  would   affect   materially   the   obligations   or
          responsibilities  of MFDI hereunder without the prior written approval of MFDI, which approval shall not be unreasonably withheld or delayed.

     (c)  Captions.  The captions in this Agreement are included for convenience of  reference  only  and  in no  way  define  or  delimit  any  of the provisions hereof or otherwise affect their construction or effect.

     (d)  Information.  The Fund will provide such information and documentation as MFDI may reasonably request in connection with services provided by
          MFDI to the Fund.

     (e)  Governing Law. This Agreement shall be deemed to be a contract made in
          Delaware and governed by Delaware law, without regard to principles of conflicts of law.

     (f)  Partial  Invalidity.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this Agreement shall not be affected thereby.

     (g)  Successors and Assigns. This Agreement shall be binding upon and shall inure to the  benefit  of the  parties  hereto  and  their  respective successors and permitted assigns.

     (h)  No Representations or Warranties. Except as expressly provided in this
          Agreement,  MFDI hereby disclaims all  representations and warranties, express or implied,  made to the Fund or any other person,  including, without  limitation,  any warranties  regarding quality,  suitability,
          merchantability,   fitness  for  a  particular  purpose  or  otherwise
          (irrespective of any course of dealing,  custom or usage of trade), of any services or any goods  provided  incidental  to services  provided under  this  Agreement.  MFDI  disclaims  any  warranty  of  title  or non-infringement except as otherwise set forth in this Agreement.

     (i)  Facsimile  Signatures.  The  facsimile  signature of any party to this
          Agreement shall  constitute the valid and binding  execution hereof by such party.

     (j)  Customer  Identification  Program Notice. To help the U.S.  government fight the funding of terrorism and money laundering  activities,  U.S.
          Federal law requires each financial institution to obtain, verify, and record certain  information  that identifies each person who initially opens an account with that  financial  institution on or after October
          1, 2003.  Consistent  with this  requirement,  MFDI will  request  (or
          already  has  requested)   the  Fund's  name,   address  and  taxpayer
          identification  number  or  other   government-issued   identification
          number,  and, if such party is a natural person,  that party's date of birth.  MFDI may also ask (and may have already  asked) for additional identifying information, and MFDI may take steps (and may have already taken  steps) to verify the  authenticity  and  accuracy of these data elements.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of the day and year first above written.

                                         MGI FUNDS DISTRIBUTORS, INC.

                                         By:    /s/ Bruno Di Stefano
                                         Name:  Bruno Di Stefano
                                         Title: Vice President

                                         MGI FUNDS

                                         By:    /s/ David M. Goldenberg
                                         Name:  David M. Goldenberg
                                         Title: Vice President and Secretary

                                    EXHIBIT A

     THIS  EXHIBIT  A,  dated as of July 1, 2005 is  Exhibit  A to that  certain
Underwriting Agreement dated as of July 1, 2005, between MFDI and MGI Funds.

                                   PORTFOLIOS

                       MGI US Large Cap Growth Equity Fund
                       MGI US Large Cap Value Equity Fund
                     MGI US Small/Mid Cap Growth Equity Fund
                     MGI US Small/Mid Cap Value Equity Fund
                           MGI Non-US Core Equity Fund
                    MGI Core Opportunistic Fixed Income Fund
                     MGI US Short Maturity Fixed Income Fund